UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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CAPTONE COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

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CAPSTONE COMPANIES, INC.

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33341

Telephone: (954) 570-8889, ext. 313

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF THE SHAREHOLDERS

(“NOTICE”)

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED

TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED BELOW.

Dear Holders of Shares of Common Stock, $0.0001 (“Shareholders” or “you”): Capstone Companies, Inc., a Florida corporation, (“Company,” “we,” or “our”) is furnishing this Notice and the accompanying Information Statement to the holders of shares of Common Stock, $0.0001 par value of the “Company, for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations under the Exchange Act. This Notice and following Information Statement are being mailed or sent, if the Shareholder has opted to receive these materials by email, to Shareholders on or about June 4, 2021.

The purpose of this Notice and the accompanying Information Statement is to notify our Shareholders that effective on May 25, 2021, except Item 4 was unanimously approved by a supplement written consent by Majority Shareholders as of June 3, 2021, the holders of 24,522,997 shares of the Company’s Common Stock, $0.0001 par value, (“Common Stock”) representing 50.3% of the outstanding  shares of the Common Stock as of such date, executed a written consent in lieu of holding a 2021 annual meeting of shareholders (the “Majority Shareholder Consent”, which term includes the supplement written consent), approving the following matters, which had previously been approved by the Board of Directors of the Company on May 6, 2021, and recommended for approval by the Shareholders holding more than 50% of the issued shares of Common Stock (“Majority Shareholders”) as of the record date of May 14, 2021 (“Record Date”). “Approval Date” refers to date of Majority Shareholder Written Consent for all Corporate Actions. Each of the actions described below (“Corporate Actions”) was approved by the Majority Shareholders by the Majority Shareholder Consent:

1. Election of the following five nominees of the Company management for election to the Board of Directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2022 election of directors:

a. Stewart Wallach;

b. James G. McClinton;

c. Jeffrey Postal;

d. Jeffrey Guzy; and

e. Larry Sloven.

2. Ratification of the appointment of D. Brooks & Associates, CPAs, as our public auditor for the fiscal year ending December 31, 2021.

3. Conducted a non-binding, advisory vote on compensation of named executives, which compensation was approved.

4. Conducted a non-binding, advisory vote on the frequency of future advisory votes on compensation of named executives - a three-year frequency being approved.

We appreciate your continued support of the Company.

By Order of the Board of Directors,

By: /s/ James McClinton

James McClinton, Chief Financial Officer and Director

Dated: June 4, 2021

CAPSTONE COMPANIES, INC.

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33341

Telephone: (954) 570-8889, ext. 313

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SINCE THE REQUIRED MAJORITY OF THE OUTSTANDING SHARES OF OUR VOTING STOCK HAVE APPROVED THE CORPORATE ACTIONS DESCRIBED BELOW, WE ARE NOT SOLICITING YOUR VOTE OR YOUR PROXY WITH REGARD TO THESE CORPORATE ACTIONS. YOU ARE URGED TO READ THE INFORMATION STATEMENT IN ITS ENTIRETY FOR A MORE DETAILED DESCRIPTION OF THE CORPORATE ACTIONS TAKEN.

This Information Statement is furnished to the holders of shares of Common Stock of Capstone Companies, Inc., a Florida corporation (the “Company”, “we”, “our” or “us”) as of the Record Date pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation 14C and Schedule 14C promulgated under the Exchange Act, in connection with the approval by the Board of Directors of the Company and the approval by Majority Shareholder Written Consent of the following Corporate Actions:

1. Election of the following five nominees of the Company management for election to the Board of Directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2022 election of directors: a. Stewart Wallach; b. James G. McClinton; c. Jeffrey Postal; d. Jeffrey Guzy; and e. Larry Sloven.

2. Ratification of the appointment of D. Brooks & Associates, CPAs, as our public auditor for the fiscal year ending December 31, 2021.

3. Conducted a non-binding, advisory vote on compensation of named executives, which compensation was approved.

4. Conducted a non-binding, advisory vote on the frequency of future advisory votes on compensation of named executives - a three-year frequency being approved.

On May 6, 2021 (the “Board Approval Date”), our Board of Directors (“Board”) unanimously approved the Corporate Actions. Subsequent to approval by our Board of the Corporate Actions, the Majority Shareholders approved all of the Corporate Actions by Majority Shareholder Written Consent. Since the Board and the Majority Shareholders have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken.

The above Notice, this Information Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended by Amendment No. 1 thereto, (collectively, the “Annual Report”) are being sent to all of our Shareholders of the Record Date approximately on June 4, 2021.

In accordance with Rule 14c-2 of the Exchange Act, the Corporate Actions listed on the above Notice will be effective no earlier than twenty (20) days after this Information Statement has been sent or made available to our shareholders, which date of effectiveness is estimated to be June 25, 2021.

This Information Statement, the above Notice and the Annual Report are also available at https://www.capstonecompaniesinc.com. Shareholders may also request a copy of these documents by contacting our main office at: Capstone Companies, Inc., 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441, Telephone: (954) 570-8889, ext. 313, email: aimee@capstonecompaniesinc.com. Shareholders who have opted for receipt of these materials by email will receive these materials by email.

Because the Corporate Actions have already been approved by the Majority Shareholders, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions has been approved. You will receive no further notice of the approval nor of the Effective Date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission or “SEC” in the future.

The Company’s Common Stock is quoted on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “CAPC.”

GENERAL INFORMATION

FORWARD-LOOKING STATEMENTS. This Information Statement and Annual Report contain “forward-looking statements.” These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1A of the Annual Report, as filed with the Securities and Exchange Commission on March 31, 2021 and amended on April 9, 2021.

CERTAIN DEFINITIONS

Unless the context requires otherwise, references to: (1) the “Company,” “we,” “us,” “our,” refer specifically to Capstone Companies, Inc. and its consolidated subsidiary; (2) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; (3) “SEC” or the “Commission” refers to the U.S. Securities and Exchange Commission; and (4) “Securities Act” refers to the Securities Act of 1933, as amended.

 FREQUENTLY ASKED QUESTIONS

Why am I receiving these materials? The Company is sending you this Information Statement to inform you of corporate actions approved by the Board and approved by the written consent of holders of the shares of Common Stock representing more than 50% of the issued and outstanding shares of the Common Stock. Shareholders do not need to take any actions in respect of the Corporate Actions.

Is this a Proxy Statement? No. This is not a proxy statement. Company is not asking Shareholders for a proxy and Shareholders are requested not to send us a proxy.

What vote is required to approve each proposed corporate action? Each of the Corporate Actions requires the approval of Shareholders representing more than 50% of the issued and outstanding shares of Common Stock as of the Record Date. Written consents representing shares of Common Stock, or 50.3% of the issued and outstanding shares of Common Stock eligible to vote on or consent to the Corporate Actions were received by the Company and approved all of the matters to be approved without a vote against and without an abstention on any of the Corporate Actions. As such, no shareholders meeting is required to approve the Corporate Actions. Florida laws permit approval of corporate actions by written consent of shareholders.

Commission rules require the Company to conduct a non-binding, advisory shareholder vote on Say on Pay compensation of top executives, being the Chief Executive Officer and Chief Financial Officer, (“Named Executives”) and on whether the advisory vote on Named Executives’ compensation should occur every one, two, or three years. These two votes (which are often referred to as “Say on Pay” vote) are not binding on the Board. However, the Board takes shareholders’ feedback seriously and it and its Compensation and Nominating Committee (“CNC”) will review and consider the voting results when evaluating the Company’s executive compensation program. The next vote on frequency of vote on named executive officer compensation will occur in 2027.

What is the purpose of the proposals? Under its by-laws and Florida laws, the Company has to periodically elect directors. We also routinely seek shareholder ratification of the appointment of a public auditor as part of our policy of seeking qualified and independent public auditors. Commission rules require the vote on Say on Pay and frequency of vote on Say on Pay.

Why is there no Annual Meeting of Shareholders? Ten or fewer Shareholders have sufficient votes to approve or reject any of the proposed corporate actions by written consent. Florida law allows the Company to approve these proposals by written consent. As such, holding an annual or special meeting of shareholders, while meetings have certain ancillary benefits, is not necessary to approve or reject the proposed corporate actions. A written consent avoids the cost of holding a Shareholders’ meeting, which cost is significant for a smaller reporting company like the Company. Further, the Coronavirus COVID-19 pandemic (“COVID-19 Pandemic”) argued against holding a shareholders meeting in 2020 or 2021, especially in light over concerns about mutant strains of this virus and the fact that levels of vaccination had not reached the 70% of population, which percentage has been advocated by several health professionals as a minimal level for any effective “herd immunity” from this virus.

Who is paying for the preparation and mailing of the Information Statement? The cost of preparing and mailing the Information Statement will be borne entirely by the Company. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and the Company will, upon request, reimburse them for their expenses in so doing. The Company estimates the cost of preparing and mailing the Information Statement to be $6,800.00.

What was the recommendation of the Board of Directors on each of the corporate actions? THE BOARD OF DIRECTORS APPROVED AND RECOMMENDED SHAREHOLDER APPROVAL OF ALL CORPORATE ACTIONS. FOR FREQUENCY OF VOTE ON SAY ON PAY, BOARD OF DIRECTORS RECOMMENDED A THREE-YEAR FREQUENCY OF VOTE TO MAJORITY SHAREHOLDERS.

What is being delivered to Shareholders (Householding)? Only one set of Notice, Information Statement and Annual Report (collectively, the “Documents”) are being delivered to multiple Shareholders sharing an address unless we have received contrary instructions from one or more of the Shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Documents was delivered. If multiple Shareholders sharing an address have received one copy of the Information Statement and would prefer us to mail each Shareholder a separate copy of future mailings, you may send notifications to or call our principal executive offices. Additionally, if current Shareholders with a shared address wish to receive a separate copy of the Documents, or if the Shareholder received multiple copies of this Documents and would prefer us to mail one copy of future mailings to Shareholders at the shared address, notification of that request may also be made by mail, email, or telephone call to our principal executive offices: Aimee C. Brown, Corporate Secretary, Capstone Companies, Inc., 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441, or by sending an email to her at aimee@capstonecompaniesinc.com, Telephone: (954) 252-3440, ext. 313.

If Shareholders wish to reduce the Company’s cost of sending materials to Shareholders, please contact Aimee G. Brown at the above email or telephone number for a consent form. Shareholders’ emails are only used to send corporate materials and not for any other purpose. Company does noy share Shareholders’ emails with others, excepting for successors to the Company.

What do I need to do now? Nothing. These materials are provided to inform you and do not require or request you to do anything. WE ARE NOT ASKING YOU FOR A PROXY, AND WE ARE REQUESTING YOU NOT TO SEND US A PROXY.

CORPORATE ACTIONS

Item 1. Election of Directors. On Board Approval Date, the Board nominated the five directors profiled below to stand for election to the Board until their successors are elected and assume office in fiscal year 2022. The Company received sufficient written consents to elect the five nominees. Majority Shareholders cast all of their aggregate of 24,522,997 shares of the Common Stock, which represents 50.3% of the issued and outstanding shares of Common Stock as of Record Date, for election of each of the five nominees. The profiles of the directors nominated by the Company’s Board of Directors and elected by Majority Shareholder Written Consent are:

STEWART WALLACH, age 69, is the Chief Executive Officer and President of the Company since April 23, 2007, a director of the Company since September 22, 2006, and the founder and Chief Executive Officer and Chairman of the Board of Directors of Capstone Industries, Inc., a wholly owned subsidiary, and principal operating subsidiary of the Company since September 20, 2006. Mr. Wallach is an American entrepreneur and has founded and operated a number of successful businesses over his 35-year career. Over the past 15 years, Mr. Wallach has been focused on technology-based companies in addition to consumer product businesses, the field in which he has spent most of his career. Prior to founding Capstone Industries, Inc., he sold Systematic Marketing, Inc., which designed, manufactured, and marketed automotive consumer products to mass markets, to Sagaz Industries, Inc., a leader in these categories. He served as President of Sagaz Industries, Inc. for 10 years before forming Capstone Industries, Inc. In 1998, Mr. Wallach co-founded Examsoft Worldwide, Inc. (“Examsoft”), which developed and delivered software technology solving security challenges of laptop-based examinations for major educational institutions and state bar examiners. Mr. Wallach remained chairman of Examsoft until it was acquired in late 2009. Mr. Wallach has designed and patented a number of innovations over the span of his career and has been traveling to China establishing manufacturing and joint venture relationships since the early 1980s.

JAMES “GERRY” MCCLINTON, age 65. Mr. McClinton was appointed as a director of the Company on February 5, 2008. He is currently the Chief Financial Officer and Chief Operating Officer of the Company and its Capstone Industries, Inc. subsidiary. His prior work experience is: (a) President of Capstone Industries, Inc. (2005 -2007); (b) General Manager of Capstone Industries, Inc. (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000); and (d) Chief Financial Officer, Firedoor Corporation, a national manufacturer of security and fire doors to the construction industry (1980-1990). Mr. McClinton received a designation from The Royal Institute of Cost and Management Accountants (“I.C.M.A.”), University of Northern Ireland, Belfast, United Kingdom.

DR. JEFFREY POSTAL, age 64, has served as a director of the Company since January of 2004. Dr. Postal presently is a businessman and entrepreneur in the Miami, Florida region. Dr. Postal owns, founded or funded numerous successful businesses over the last few years, including but not limited to: Sportacular Art, a company that was licensed by the National Football League, Major League Baseball and National Hockey League to design and manufacture sports memorabilia for retail distribution in the U.S; Co-Owner of Natures Sleep, LLC, a major distributor of Visco Memory Foam mattresses, both nationally and internationally; Dr. Postal is a Partner in Social Extract, LLC, a Social Media company offering consulting services to many major companies in the U.S.; Dr. Postal is the principal investor of Postal Capital Funding, LLC, a private investment fund whose mission is to find undervalued/under capitalized companies and extend funding to them in exchange for equity and/or capital consideration; and Dr. Postal is the founder of Datastream Card Services, a company that provides innovative billing solutions to companies conducting business on the internet.

LARRY SLOVEN, age 71. Mr. Sloven was appointed as a director on May 3, 2007. A U.S. Citizen, Mr. Sloven resided in Hong Kong for over 18 years. He is a member of the American Chamber of Commerce in Hong Kong. He just finished a five-year term as a Director of the American Club in Hong Kong and chaired the Development Committee which was responsible for re-engineering five major multi-million-dollar re-development projects for the premier club in Asia. Mr. Sloven’s company was a product development and purchasing agent for Capstone Companies, Inc., and was the purchasing agent for Dick’s Sporting Goods, Inc. chain. He also helped develop private label hardware and accessory line for now defunct Circuit City, Inc. and a camcorder and cellular phone battery line for Spectrum Brands, Inc. (formerly, “Rayovac Corp.”). In 1993, Mr. Sloven helped set up a joint venture factory producing cellular battery packs for AT&T along with the first cellular alkaline battery pack for Duracell. He participated in the outsourcing of the production of the one-hour NMH-fast charger for the Duracell Corporation. In the mid 1990’s, he helped set up a joint venture with Rayovac Corp. and the largest alkaline consumer battery factory in China. Mr. Sloven also assisted in the outsourcing of video games for Atari, Inc., and arranging for Chinese manufacture of The Stanley Works’ garage door motors and products.

JEFFREY GUZY: Mr. Guzy, aged 69, was appointed to the Company’s Board of Directors on May 3, 2007. He serves as Chairman and Chief Executive Officer of CoJax Oil and Gas Corporation, an SEC reporting company. Mr. Guzy is an outside director of Leatt Corporation, an SEC reporting company (OTCQB: LEAT). Mr. Guzy served, from October 2007 to August 2010 as President of Leatt Corporation. Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; a M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University; and a Certificate in Theology from Georgetown University. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. He serves as an independent director and chairman of the audit committee of Purebase Corporation (OTC: PUBC) a public company.

There are no agreements or understandings for any of our executive officers, directors, or significant employees to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Selection of Nominees Process: The process that the CNC follows when it identifies and evaluates individuals to be nominated for election to the Board is as follows: For purposes of identifying nominees for the Board, the CNC relies on personal contacts of the committee members and other members of the Board, and will consider director candidates recommended by Shareholders, Company legal counsel, Company public auditors in accordance with the policy and procedures set forth above. The CNC has not used an independent search firm to identify nominees due the cost and probable low success rate of such recruitment efforts. In evaluating potential nominees, the CNC determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria, which are discussed in more detail above. If such individual fulfills these criteria, the CNC will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications, Attributes, Skills and Experience Represented on the Board. The Board has identified qualifications, attributes, skills and experience that are important to be represented on the board as a whole, in light of our current needs and business priorities. The Board believes that each director is a recognized person of high integrity with a proven record of success in his field. Each director demonstrates innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to the business and operations of the Company. The Board has assessed the intangible qualities including the director’s ability to ask difficult questions and, simultaneously, to work collegially. The Board also considers diversity of age, cultural background, and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Name	Title	Qualifications
Stewart Wallach	Chairman of the Board and Chief Executive Officer	He has extensive experience in executive management of companies.
He has experience in growing operations and merger and acquisition transactions.
He has extensive experience in arranging the design, development and production of products in foreign nations for shipment and sale in the U.S. and conducting business abroad.
His experience provides insight for the implementation of effective operational, financial and strategic leadership of the Company.
James McClinton	Chief Financial Officer and Director	He has a degree in accounting.
He has prior practical experience in corporate accounting.
He has executive operational experience, including acting as a chief financial officer.
His invaluable experience in finance and accounting provides insight for the implementation of effective operational, financial and strategic leadership of the Company.
Jeffrey Postal	Director	He has extensive experience in investing in companies. He has extensive experience in management and business, He has experience growing a company and mergers and acquisitions.
Larry Sloven	Director	He has extensive experience in conducting business in foreign nations and international business, especially China and Southeast Asia, and he brings this valuable experience to the Board.
Jeffrey Guzy	Director	Through his MBA in Strategic Planning & Management and his knowledge of U.S. capital markets, Mr. Guzy provides invaluable guidance and perspective to the Board.
He serves and has served as an officer and director of public companies and worked for large corporations in business development. He brings this experience to the Board.

Diversity. The Board does not have a formal policy with respect to board nominee diversity. In recommending proposed nominees to the full Board, the CNC is charged with building and maintaining a board of directors that has an ideal mix of talent and experience to achieve Company business objectives in the current environment. The CNC is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. As a small reporting company, we experience difficulty in finding suitable director nominees who are willing to serve on the Board, including female and minority nominees.

Item 2. Ratification of D. Brooks & Associates, CPAs, as Public Auditors. The Audit Committee of the Company’s Board of Directors recommended appointment of D. Brooks & Associates, CPAs, as public auditors for the fiscal year end as of December 31, 2021 and the Board of Directors approved that appointment on May 6, 2021.

The appointment of D. Brooks & Associates, CPAs, as the public auditors of the Company for fiscal year 2021 was ratified unanimously by Majority Shareholder Written Consent as of Approval Date. D. Brooks & Associates, CPAs, has been the public auditor of the Company since November 23, 2020. There are no pending disputes between the Company and D. Brooks & Associates, CPAs. D. Brooks & Associates, CPAs, is a Florida public audit and accounting firm. The audit office of D. Brooks & Associates, CPAs, is located at 4440 PGA Boulevard, Suite 104, Palm Beach Gardens, Florida 33410, Phone: (561) 426-6225, web site: http://www.dbrookscpa.com/.

The following is a summary of the fees billed to date by D. Brooks & Associates CPA’s, P.A., for professional services rendered for the years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees	$13,050	$—
Tax Fees	—	—
Total	$13,050	$—

The Audit Committee has considered whether the provision of the non-audit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Pre-Approval of Non-Audit Services. The Audit Committee has established a policy governing our use of public auditors for non-audit services. Under the policy, management may use of public auditors for non-audit services that are permitted under the rules and regulations of the Commission, provided that management obtains the Audit Committee’s prior written approval before such services are rendered.

Item 3. Non-Binding Advisory Vote on Compensation of Named Executives. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act,” gives Shareholders the right to approve, on a non-binding, advisory basis, the compensation paid to our Named Executives (as disclosed in this Information Statement and in accordance with SEC rules). Our last advisory vote on executive compensation was held in 2016. Approved by the Shareholders by written consent was: “RESOLVED, That the compensation paid to the Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion disclosed to the shareholders in an information statement, is hereby approved.”

The goal of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve this objective, we design executive compensation programs that encourage our executives to strive for performance that is better than the industry average and achieve our corporate goals. We provide a mix of fixed and variable compensation that is intended to motivate our executives to execute on short-term and long-term objectives that build sustainable long-term value. We believe that our compensation program serves the interests of Shareholders. For more information about our compensation philosophy and practices, see the management compensation section below and in Part III of the Annual Report.

While the approval of the Shareholders is advisory and not binding on us, it will provide information to our CNC regarding investor sentiment about our executive compensation philosophy, policies and practices, which the CNC will be able to consider when determining executive compensation in the future.

4. Advisory Vote on the Frequency of Future Say-on-Pay vote. The Dodd-Frank Act and Section 14A of the Exchange Act, a majority of the stockholders of the Company cast an advisory vote on the frequency of that Say-on-Pay vote to be held every three years. Company believes that a vote every three years would provide the Company with timely feedback from our shareholders on Named Executives’ compensation, especially given our status as a smaller reporting company. Although the vote on this proposal is non-binding and advisory, the Board values the opinions of Shareholders and will take into account the outcome of the vote in considering the frequency of future advisory votes on executive compensation. The Majority Shareholders unanimously approved a three-year frequency of vote on Say on Pay by Majority Written Consent, effective by a supplemental and unanimous written consent By Majority Shareholders on June 3, 2021.

Ownership of Certain Beneficial Owners and Management

The sole class of voting Common Stock of the Company as of May 31, 2021, that has shares issued and outstanding is the Common Stock. Issued shares of Company’s Series B-1 Convertible Preferred Stock, $0.0001 par value per share, have no voting rights. The table below sets forth, as of May 31, 2021, information with respect to the shares of Common Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. There were 48,793,031 shares of Common Stock outstanding as of May 31, 2021.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of May 30, 2021

				ALL OPTION WARRANT SHARES
NAME, ADDRESS & TITLE	STOCK OWNERSHIP	% STOCK OWNERSHIP	SHARES COMMON STOCK ISSUABLE UPON CONVERSION	VESTED	EXPIRED	NOT VESTED	STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	% OF STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS
Stewart Wallach, CEO, 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441	9,831,745	20.2%	499,950	—	—	—	9,831,745	19.8%
Gerry McClinton, CFO, & Director, 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441	33,664	0.1%		—	—	—	33,664	0.1%
Jeff Postal, Director, 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441	9,034,120	18.5%	499,950	300,000	—	100,000	9,334,120	18.8%
Aimee C. Brown, Secretary, 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441	0	0.0%		70,000	—	10,000	70,000	0.1%
Jeff Guzy, Director, 3130 19th Street North, Arlington, VA 22201	52,800	0.1%		400,000	200,000	100,000	452,800	1.0%
Larry Sloven, Director, 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441	52,800	0.1%	—	—	—	—	52,800	0.1%
ALL OFFICERS & DIRECTORS AS A GROUP	19,005,129	39.0%	999,900	770,000	200,000	210,000	19,775,129	39.9%
Total	48,793,031	100.0%	999,990	770,000	200,000	210,000	49,563,031

Management

Officers. The current officers of the Company are: (1) Stewart Wallach, age 69, was appointed as Chief Executive Officer and President of the Company on April 23, 2007. Mr. Wallach is also the senior executive officer and director of Capstone Industries, Inc. (2) Gerry McClinton, age 65, is the Chief Financial Officer and Chief Operating Officer and a director (appointed as a director on February 5, 2008) of the Company. Mr. McClinton is also a senior executive of Capstone Industries, Inc. (3) Aimee C. Brown, age 43, was appointed on January 16, 2013, as Company Secretary. She is also Executive Assistant to Stewart Wallach.

Directors. The current directors of the Company are Stewart Wallach, James McClinton, Jeffrey Postal, Jeffrey Guzy and Larry Sloven.

Director Independence. Our Board has determined that Jeffrey Guzy is an “independent director” as defined by the applicable rules of the Commission. By virtue of his percentage of ownership of shares of Common Stock and his periodic loans to the Company, Board has determined that director Jeffrey Postal is an outside director, but not an independent director under applicable rules. Due to his non-director work for the Company, the Board has determined that director Larry Sloven is an outside director, but not an independent director under applicable rules. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Information Statement that were considered by the Board under the applicable independence definitions in determining that Mr. Guzy is independent. The Company has been searching for an additional independent director for the Board, but the search has not identified a qualified and willing nominee as of the date of this Information Statement.

Governance Structure. Currently, our Chief Executive Officer is also our Chairman. The Board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board considered, among other matters, Mr. Wallach’s extensive experience and tenure of having been an officer of the Company and believed that Mr. Wallach is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board is that such structure promotes clearer leadership and direction for the Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight. The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. The Board’s efforts are aided by the Audit Committee. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful, and appropriate risk-taking is essential for the Company to be competitive and to achieve its objectives. While the Board oversees risk management, Company management is charged with managing risk. The Company has an established internal system processes and an internal control environment to identify and manage risks and to communicate with the Board and Audit Committee. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually and as required by changes in circumstances or risks affecting the Company. Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Meetings of the Board. Our Board of Directors held five meetings during the fiscal year ended December 31, 2020. Each of our directors attended at least 75.0% of the aggregate total number of meetings of our Board held during the period for which he served as a director.

Audit Committee Financial Expert. The Company regards Jeffrey Guzy as an audit committee financial expert serving on its Audit Committee. He has the requisite education, work experience and financial expertise to qualify.

Compensation of Management

The Company endeavors to strike an appropriate balance between long-term and current cash compensation. The current executives are key to the ability of the Company to conduct its business because of their individual experience and relationships in our current business line. Their compensation reflects their individual value to the ability of the Company to conduct its current business. The compensation of the Company officers as of May 31, 2021, is set forth below.

Name & Principal Position	Year	Salary $	Bonus $	Stock Awards $	Non-Equity Incentives $	All Others $	TOTAL
Stewart Wallach,	2020	$301,521	$—	$—	$—	$—	$301,521
Chief Executive	2019	$301,521	$—	$—	$—	$—	$301,521
Officer (1,2,3,7,8,9,10)	2018	$301,521	$—	$—	$—	$—	$301,521

James G. McClinton,	2020	$191,442	$—	$—	$—	$—	$191,442
Chief Financial	2019	$191,442	$—	$—	$—	$—	$191,442
Officer & COO (4,5,6,7,8,9,10)	2018	$191,442	$—	$—	$—	$—	$191,442

Footnotes:

(1) On February 5, 2020, the Company entered into a new Employment Agreement with Stewart Wallach, whereby Mr. Wallach will be paid $301,521 per annum.

(2) On February 5, 2018, the Company entered into an Employment Agreement with Stewart Wallach, whereby Mr. Wallach would be paid $301,521 per annum

(3) On February 5, 2016, the Company entered into an Employment Agreement with Stewart Wallach, whereby Mr. Wallach would be paid $301,521 per annum.

(4) On February 5, 2020, the Company entered into a new Employment Agreement with James McClinton, whereby Mr. McClinton would be paid $191,442 per annum.

(5) On February 5, 2018, the Company entered into an Employment Agreement with James McClinton, whereby Mr. McClinton would be paid $191,442 per annum.

(6) On February 5, 2016, the Company entered into an Employment Agreement with James McClinton, whereby Mr. McClinton would be paid $191,442 per annum.

(7) The Company has no non-equity incentive plans.

(8) The Company has no established bonus plan. Any bonus payments are made ad hoc upon recommendation of the Compensation Committee. Bonuses are only paid on a performance basis.

(9) On September 1, 2020, fifty percent of both Mr. Wallach and Mr. McClinton’s salary for the period September 1, 2020 through December 31, 2020 was accrued and deferred for payment until 2021

(10) On January 1, 2021, fifty percent of both Mr. Wallach and Mr. McClinton’s salary for the period January 1, 2021 through March 31, 2021 was deferred for payment until later in 2021.

Employment Agreements. Stewart Wallach, Chief Executive Officer and President. On February 5, 2018, the Company renewed the Employment Agreement with Stewart Wallach, whereby Mr. Wallach was paid $301,521 per annum. The term of this agreement began February 5, 2018 and ended February 5, 2020. The parties could extend the employment period of this agreement by mutual consent with approval of the Board, but the extension could not exceed two years in length. On February 5, 2020, the Company entered into an Employment Agreement with Stewart Wallach, whereby Mr. Wallach would be paid $301,521 per annum. The term of this new agreement began February 5, 2020 and ends February 5, 2023. The parties may extend the employment period of this agreement by mutual consent with approval of the Board, but the extension may not exceed two years in length. The February 5, 2020 Employment Agreement with Mr. Wallach was filed by the Company as an exhibit to Report Form 10-K for fiscal year ended December 31, 2019 - (as filed by the Company with the Commission on March 30, 2020).

Gerry McClinton, Chief Operating Officer and Chief Financial Officer. On February 5, 2018, the Company renewed the Employment Agreement with James McClinton, whereby Mr. McClinton was paid $191,442 per annum. The term of this agreement began February 5, 2018 and ended February 5, 2020. The parties could extend the employment period of this agreement by mutual consent with approval of the Board, but the extension may not exceed one year in length. On February 5, 2020, the Company entered an Employment Agreement with James McClinton, whereby Mr. McClinton would be paid $191,442 per annum. The term of this new agreement began February 5, 2020 and ends February 5, 2022. The parties may extend the employment period of this agreement by mutual consent with approval of the Board, but the extension may not exceed one year in length. The February 5, 2020 Employment Agreement with Mr. McClinton was filed by the Company as an exhibit to Report Form 10-K for fiscal year ended December 31, 2019 (as filed by the Company with the Commission on March 30, 2020).

Effective September 1, 2020 through December 31, 2020, payments equivalent to fifty percent of both Mr. Wallach and Mr. McClinton’s salary or approximately $48,707 and $30,925, respectively, has been deferred until later in 2021. Effective January 1, 2021 through March 31, 2021, further payments equivalent to fifty percent of both Mr. Wallach and Mr. McClinton’s salary or approximately $40,589 and $25,771, respectively, has been deferred until later in 2021.

Common Provisions in both new Employment Agreements. The following provisions are contained in each of the above employment agreements of the executives, who are each Named Executives: If the executive’s employment is terminated by death or disability or without cause, the Company is obligated to pay to the officer’s estate or the officer, an amount equal to accrued and unpaid base salary as well as all accrued but unused vacation days through the date of termination. The Company will also pay sum payments equal to (a) the sum of twelve (12) months base salary at the rate the executive was earning as of the date of termination and (b) the sum of “merit” based bonuses earned by the executive during the prior calendar year of his termination. Any payments owed by the Company shall be paid from a normal payroll account on a bi-weekly basis in accordance with the normal payroll policies of the Company. The amount owed by the Company to the Executive, from the effective termination date, will be payout bi-weekly over the course of the year but at no time will be no more than twenty (26) installments. The Company will also continue to pay the Executive’s health and dental insurance benefits for 6 months starting at the executive’s date of termination. If the executive had family health coverage at the time of termination, the additional family premium obligation would remain theirs and will be reduced against the executive’s severance package. The employment agreements have an anti-competition provision for 18 months after the end of employment. This summary of the employment agreements is qualified by reference to the actual employment agreements, which were filed as exhibits to the Form 10-K by the Company for fiscal year ended December 31, 2019 (as filed by the Company with the Commission on March 30, 2020). These amended agreements supersede any existing employment agreements and are the only employment agreements with Company officers.

The following summarizes the potential severance payments that could be paid to the Named Executive under their respective employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

	SALARY SEVERANCE	BONUS SEVERANCE	GROSS UP TAXES	BENEFIT COMPENSATION	GRAND TOTAL TOTAL
Stewart Wallach	$301,521	$—	$12,600	$6,600	$320,721
Gerry McClinton	$191,442	$—	$11,000	$6,600	$209,042

Indemnification. The Company maintains directors and officer’s liability insurance coverage to reduce its exposure to such obligations, and payments made under these agreements historically have not been material. Further, the Company’s articles of incorporation and bylaws provide for indemnification of directors and officers and the Company has entered into indemnification agreements with members of management.

Code of Ethics. The Company has a code of ethics that applies to all of the Company’s employees, including its principal executive officer, and principal financial officer, and its Board. A copy of this code is available on http://www.capstonecompaniesinc.com.

SUMMARY TABLE OF OPTION GRANTS TO OFFICERS OF COMPANY

As of December 31, 2020

Name	No. of Shares Underlying	% of Total Options Granted Employees in 2020	Expiration Date	Restricted Stock Grants	No. Shares underlying Options Options Granted in 2020
Stewart Wallach	—	—	—	—	—
Gerry McClinton	—	—	—	—	—

OTHER COMPENSATION (1)

NAME/POSITION	YEAR	SEVERANCE PACKAGE	CAR ALLOWANCE	CO. PAID SERVICES	TRAVEL LODGING	TOTAL ($)
Stewart Wallach	2020	—	—	—	—	—
Chief Executive	2019	—	—	—	—	—
Officer	2018	—	—	—	—	—

Gerry McClinton	2020	—	—	—	—	—
Chief Operating	2019	—	—	—	—	—
Officer & Chief	2018	—	—	—	—	—
Financial Officer

Footnotes:

(1)	There were no 401(k) matching contributions by the Company and no medical supplemental payments by the Company in any of the years specified.

OUTSTANDING EQUITY AWARDS FOR YEAR END 2020 TABLE

OPTIONS (1)

NAME	Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
Stewart Wallach	—	—	—
Gerry McClinton	—	—	—

Footnotes:

(1)	The Company does not have any stock awards for the years specified for the above-named senior officers.

2020 OPTION EXERCISES AND VESTED OPTIONS

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Stewart Wallach	—	—
Gerry McClinton	—	—

Compensation of Directors. Non-executive directors receive $750 a month as a director fee plus annual grants of options to purchase shares of Common Stock. The amount and exercise of options is determined by the disinterested directors on an annual basis.

Legal Proceedings involving Directors and Executive Officers. The Company is not aware of any legal proceedings to which any current or prospective director, officer, affiliate of the Company, or owner of more than five percent of the Company’s Common Stock (beneficially or of record) is a party adverse in interest to the Company.

Certain Relationships and Related Transactions, and Director Independence.

Process for Identifying Related Person Transactions. To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances including, but not limited to: (1) the risks, costs and benefits to us; (2) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated; (3) the terms of the transaction; (4) the availability of other sources for comparable services or products; and (5) the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally. We have various procedures in place to identify potential related person transactions, and the Board identifies transactions or relationships are covered by the Code of Ethics.

Transactions with Related Persons. From time to time, Company has received loans from one or two directors for short-term working capital. On January 4, 2021, and as previously disclosed in filings with the Commission, the Company entered into a Loan Agreement, dated January 4, 2021, (“Loan Agreement”) with Stewart Wallach and Jeffrey Postal as joint lenders (the “Lenders”) whereby Lenders will make a maximum of Seven Hundred Fifty Thousand Dollars and No Cents ($750,000) (“principal”) available as a credit line to Company for working capital purposes. Under the Loan Agreement, Company may request funding in draw requests up to the principal amount from time to time during the term of the Loan Agreement. A draw request must be for at least Twenty-Five Thousand Dollars and No Cents ($25,000.00) principal amount. Any loaned principal amount bears interest at One Percent (1%) simple annual interest. Principal and accrued interest are due in a single lump sum payment due on June 30, 2021 (“Maturity Date”). The Maturity Date is also the expiration date of the Loan Agreement, except that the Company may request a six-month extension of the Maturity Date and term of the Loan Agreement (“Extension”) by a written request made prior to or on the Maturity Date. Advances under the Loan Agreement are not secured by any collateral or Company assets, but the Loan Agreement provides that the repayment of principal amount loaned, and interest accrued thereon will have seniority in payment over any other unsecured debts of the Company and, to the extent allowed by law, any distributions of cash or assets by the Company. The Loan Agreement provides for issuance of a total of seven thousand five hundred shares of Company’s Series B-1 Convertible Preferred Stock, $0.0001 par value per share, (“Preferred Shares”) to each of the Lenders within ten (10) days of signing of Loan Agreement as partial consideration for providing a below-market interest rate, unsecured loan to the Company. Lender may convert unpaid principal and interest into shares of Common Stock at 9 cents per share at option of Lender. If there is an Extension, then the Company would issue a total of five hundred thousand (500,000) shares of Common Stock issued to each of the Lenders as partial consideration for extending the term of the Loan Agreement. The Preferred Shares and any shares of Common Stock issued under the Loan Agreement will be “restricted” securities under Rule 144 of the Securities Act of 1933, as amended. The Loan Agreement grants piggyback registration rights to Lenders for any shares of Common Stock issued or issuable under the Loan Agreement. Loan Agreement and loan were approved by disinterested directors.

Family Relationship: There is no family relationship between members of Company management or between directors.

Delinquent Section 16(a) Reports~~.~~ The Board approved the annual grant of stock options to Jeffrey Guzy and Jeffrey Postal, both directors of Company, and Aimee Brown, an officer of the Company. For each of the stock options: the grant date is August 5, 2020, the exercise period is August 6, 2020 to August 5, 2021 and the exercise price is $0.435 per share. The Form 5’s for these option grants were filed March 10, 2021 instead of February 14, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports, and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about the Company that it files electronically with the SEC. These documents are also posted on the Company website at www.capstonecompaniesinc.com.